HomeStreet Reports Third Quarter 2024 Results

SEATTLE –October 29, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended September 30, 2024. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”

Operating Results
                  Third quarter 2024 compared to second quarter 2024
Reported Results:
•Net loss: $7.3 million compared to $6.2 million
•Net loss per fully diluted share: $0.39 compared to $0.33
•Net interest margin: 1.33% compared to 1.37%

Core Results (1): •Net loss: $6.0 million compared to $4.3 million •Net loss per fully diluted share: $0.32 compared to $0.23
(1) Core loss and core loss per fully diluted share are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.
“As a result of lower noninterest income and lower net interest income, our net loss and core net loss were higher in the third quarter than in the second quarter,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “While our net interest margin decreased slightly during the quarter we did see it stabilize during the latter part of the quarter. With the recent decrease in short term rates, we expect our funding costs to decrease in the fourth quarter and beyond and our interest margin to begin to increase. In the third quarter we reduced the rates offered on our promotional certificates of deposit and are offering our highest rates on shorter duration certificates of deposit in anticipation of continued decreases in the near future of short term interest rates. Our noninterest expenses decreased by $1.8 million during the third quarter as we continue to focus on reducing expenses where possible. Our full time equivalent employees declined to 819 from 840 in the prior quarter primarily as a result of not replacing employees lost through attrition."

Financial Position
                    As of and for the quarter ended September 30, 2024
•Excluding brokered deposits, total deposits increased by $111 million
•Uninsured deposits were $509 million, or 8% of total deposits
•Loans held for investment ("LHFI"), decreased by $46 million
•Nonperforming assets to total assets: 0.47% compared to 0.42% at June 30, 2024
•Delinquencies (2): 0.69% compared to 0.66% at June 30, 2024
•Allowance for credit losses to LHFI: 0.53%
•Book value per share: $28.55
•Tangible book value per share: $28.13 (3)

(2) Total past due and nonaccrual loans as a percentage of total loans held for investment.
(3) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

"Our quarter-end deposit balances, excluding brokered deposits, increased $111 million," continued Mark Mason. “Our noninterest-bearing deposits have stabilized and we continue to see growth in deposits from new business customers.”

"Our loan balances decreased $46 million during the third quarter and we are seeing a low level of prepayments in our commercial real estate loan portfolio. Our loan originations continue to be focused on variable rate loan products with appropriate margins over incremental funding costs," added Mark Mason. “In the third quarter our ratio of nonaccrual assets to total assets and our total loan delinquencies remained low at 0.47% and 0.69%, respectively. Our credit quality remains strong and we have not identified any potentially significant credit issues in our loan portfolio.”

“With the benefits of lower interest rates, our tangible book value per share has increased due to the increased value of our available for sale securities portfolio,” stated Mark Mason. “In spite of the operating losses we have incurred through the first nine months of 2024, our tangible book value per share increased from $28.11 at December 31, 2023 to $28.13 as of September 30, 2024. Importantly, as a result of the recent reductions in interest rates and the passage of time, as of September 30, 2024, our estimated tangible fair value per share has increased to $18.52." (4)

(4) Tangible fair value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	For the Quarter Ended
(in thousands, except per share data and FTE data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Select Income Statement Data:
Net interest income	$28,619	$29,701	$32,151	$34,989	$38,912
Provision for credit losses	—	—	—	445	(1,110)
Noninterest income	11,058	13,227	9,454	10,956	10,464
Noninterest expense	49,166	50,931	52,164	49,511	49,089
Income (loss) before income taxes	(9,489)	(8,003)	(10,559)	(4,011)	1,397
Net income (loss)	(7,282)	(6,238)	(7,497)	(3,419)	2,295
Net income (loss) per fully diluted share	(0.39)	(0.33)	(0.40)	(0.18)	0.12
Core net income (loss): (1)
Total	(5,999)	(4,341)	(5,469)	(2,249)	2,295
Core net income (loss) per fully diluted share	(0.32)	(0.23)	(0.29)	(0.12)	0.12

Select Performance Ratios:
Return on average equity - annualized	(5.4)%	(4.8)%	(5.6)%	(2.6)%	1.7%
Return on average tangible equity - annualized (1)	(4.2)%	(3.0)%	(3.8)%	(1.3)%	2.2%
Return on average assets - annualized
Net income (loss)	(0.32)%	(0.27)%	(0.32)%	(0.15)%	0.10%
Core (1)	(0.26)%	(0.19)%	(0.23)%	(0.10)%	0.10%
Efficiency ratio (1)	118.7%	111.9%	118.0%	105.9%	98.3%
Net interest margin	1.33%	1.37%	1.44%	1.59%	1.74%

Other data:
Full-time equivalent employees ("FTE")	819	840	858	875	901

(1)Core net income (loss), core net income (loss) per fully diluted share, return on average tangible equity, core return on average assets and the efficiency ratio are non-GAAP financial measures. For a reconciliation of these measures to the nearest comparable GAAP financial measure or the computation of the measure see “Non-GAAP Financial Measures” in this earnings release.

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Select Balance Sheet Data:
Loans held for sale	$38,863	$29,781	$21,102	$19,637	$33,879
Loans held for investment, net	7,294,603	7,340,309	7,405,052	7,382,404	7,400,501
Allowance for credit losses ("ACL")	38,651	39,741	39,677	40,500	40,000
Investment securities	1,158,035	1,160,595	1,191,108	1,278,268	1,294,634
Total assets	9,201,285	9,266,039	9,455,182	9,392,450	9,458,751
Deposits	6,435,404	6,532,470	6,491,102	6,763,378	6,745,551
Borrowings	1,896,000	1,886,000	2,094,000	1,745,000	1,873,000
Long-term debt	225,039	224,948	224,857	224,766	224,671
Total shareholders' equity	538,315	520,117	527,333	538,387	502,487
Other Data:
Book value per share	$28.55	$27.58	$27.96	$28.62	$26.74
Tangible book value per share (1)	$28.13	$27.14	$27.49	$28.11	$26.18
Total equity to total assets	5.9%	5.6%	5.6%	5.7%	5.3%
Tangible common equity to tangible assets (1)	5.8%	5.5%	5.5%	5.6%	5.2%
Shares outstanding at end of period	18,857,565	18,857,565	18,857,566	18,810,055	18,794,030
Loans to deposit ratio (Bank)	113.5%	112.6%	114.3%	109.4%	110.0%
Credit Quality:
ACL to total loans (2)	0.53%	0.55%	0.54%	0.55%	0.55%
ACL to nonaccrual loans	95.9%	109.3%	80.2%	103.9%	103.2%
Nonaccrual loans to total loans	0.55%	0.49%	0.66%	0.53%	0.52%
Nonperforming assets to total assets	0.47%	0.42%	0.56%	0.45%	0.42%
Nonperforming assets	$43,320	$39,374	$52,584	$42,643	$39,749
Regulatory Capital Ratios:
Bank
Tier 1 leverage	8.59%	8.44%	8.34%	8.50%	8.49%
Total risk-based capital	13.41%	13.29%	13.34%	13.49%	13.32%
Common equity Tier 1 capital	12.75%	12.62%	12.67%	12.79%	12.64%
Company
Tier 1 leverage	7.04%	6.98%	6.90%	7.04%	7.01%
Total risk-based capital	12.70%	12.67%	12.70%	12.84%	12.62%
Common equity Tier 1 capital	9.50%	9.49%	9.55%	9.66%	9.52%

(1)Tangible book value per share and tangible common equity to tangible assets are non-GAAP financial measures. For a reconciliation to the nearest comparable GAAP financial measure, see “Non-GAAP Financial Measures” in this earnings release.
(2)This ratio excludes balances insured by the FHA or guaranteed by the VA or SBA.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2024	December 31, 2023

ASSETS
Cash and cash equivalents	$205,886	$215,664
Investment securities	1,158,035	1,278,268
Loans held for sale	38,863	19,637
Loans held for investment ("LHFI") (net of allowance for credit losses of $38,651 and $40,500)	7,294,603	7,382,404
Mortgage servicing rights	97,122	104,236
Premises and equipment, net	48,716	53,582
Other real estate owned	3,000	3,667
Intangible assets	7,766	9,641
Other assets	347,294	325,351
Total assets	$9,201,285	$9,392,450
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$6,435,404	$6,763,378
Borrowings	1,896,000	1,745,000
Long-term debt	225,039	224,766
Accounts payable and other liabilities	106,527	120,919
Total liabilities	8,662,970	8,854,063
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
18,857,565 and 18,810,055 shares issued and outstanding	232,645	229,889
Retained earnings	374,340	395,357
Accumulated other comprehensive income (loss)	(68,670)	(86,859)
Total shareholders' equity	538,315	538,387
Total liabilities and shareholders' equity	$9,201,285	$9,392,450

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Interest income:
Loans	$87,161	$85,899	$260,740	$254,250
Investment securities	9,633	12,309	30,507	37,944
Cash, Fed Funds and other	3,043	2,498	12,254	6,270
Total interest income	99,837	100,706	303,501	298,464
Interest expense:
Deposits	44,009	33,840	130,151	98,603
Borrowings	27,209	27,954	82,879	68,097
Total interest expense	71,218	61,794	213,030	166,700
Net interest income	28,619	38,912	90,471	131,764
Provision for credit losses	—	(1,110)	—	(886)
Net interest income after provision for credit losses	28,619	40,022	90,471	132,650
Noninterest income:
Net gain on loan origination and sale activities	2,760	2,372	8,102	7,238
Loan servicing income	3,058	3,092	9,500	9,390
Deposit fees	2,222	2,455	6,672	7,817
Other	3,018	2,545	9,465	6,520
Total noninterest income	11,058	10,464	33,739	30,965
Noninterest expense:
Compensation and benefits	26,760	27,002	82,387	84,031
Information services	7,742	7,579	22,664	22,207
Occupancy	4,974	5,306	15,538	16,834
General, administrative and other	9,690	9,202	31,672	29,432
Goodwill impairment	—	—	—	39,857
Total noninterest expense	49,166	49,089	152,261	192,361
Income (loss) before income taxes	(9,489)	1,397	(28,051)	(28,746)
Income tax (benefit) expense	(2,207)	(898)	(7,034)	(4,657)
Net income (loss)	$(7,282)	$2,295	$(21,017)	$(24,089)

Net income (loss) per share:
Basic	$(0.39)	$0.12	$(1.11)	$(1.28)
Diluted	$(0.39)	$0.12	$(1.11)	$(1.28)
Weighted average shares outstanding:
Basic	18,857,565	18,792,893	18,857,335	18,774,593
Diluted	18,857,565	18,792,893	18,857,335	18,774,593

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest income:
Loans	$87,161	$87,323	$86,256	$87,005	$85,899
Investment securities	9,633	10,160	10,714	11,671	12,309
Cash, Fed Funds and other	3,043	3,640	5,571	2,603	2,498
Total interest income	99,837	101,123	102,541	101,279	100,706
Interest expense:
Deposits	44,009	43,535	42,607	39,317	33,840
Borrowings	27,209	27,887	27,783	26,973	27,954
Total interest expense	71,218	71,422	70,390	66,290	61,794
Net interest income	28,619	29,701	32,151	34,989	38,912
Provision for credit losses	—	—	—	445	(1,110)
Net interest income after provision for credit losses	28,619	29,701	32,151	34,544	40,022
Noninterest income:
Net gain on loan origination and sale activities	2,760	3,036	2,306	2,108	2,372
Loan servicing income	3,058	3,410	3,032	3,258	3,092
Deposit fees	2,222	2,209	2,241	2,331	2,455
Other	3,018	4,572	1,875	3,259	2,545
Total noninterest income	11,058	13,227	9,454	10,956	10,464
Noninterest expense:
Compensation and benefits	26,760	27,616	28,011	27,033	27,002
Information services	7,742	7,580	7,342	7,694	7,579
Occupancy	4,974	5,130	5,434	5,407	5,306
General, administrative and other	9,690	10,605	11,377	9,377	9,202
Total noninterest expense	49,166	50,931	52,164	49,511	49,089
Income (loss) before income taxes	(9,489)	(8,003)	(10,559)	(4,011)	1,397
Income tax (benefit) expense	(2,207)	(1,765)	(3,062)	(592)	(898)
Net income (loss)	$(7,282)	$(6,238)	$(7,497)	$(3,419)	$2,295

Net income (loss) per share:
Basic	$(0.39)	$(0.33)	$(0.40)	$(0.18)	$0.12
Diluted	$(0.39)	$(0.33)	$(0.40)	$(0.18)	$0.12
Weighted average shares outstanding:
Basic	18,857,565	18,857,566	18,856,870	18,807,965	18,792,893
Diluted	18,857,565	18,857,566	18,856,870	18,807,965	18,792,893

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

	Quarter Ended September 30,		Nine Months Ended September 30,
Average Balances:	2024	2023	2024	2023
Investment securities	$1,155,284	$1,356,410	$1,186,061	$1,417,438
Loans	7,385,970	7,461,220	7,433,680	7,477,454
Total interest-earning assets	8,727,590	9,007,360	8,890,811	9,055,725
Total assets	9,138,291	9,433,648	9,303,598	9,508,701
Deposits: Interest-bearing	5,045,396	5,092,025	5,133,118	5,457,283
Deposits: Noninterest-bearing	1,283,502	1,430,834	1,295,044	1,459,506
Borrowings	1,950,109	2,051,584	2,016,440	1,677,276
Long-term debt	224,994	224,614	224,904	224,525
Total interest-bearing liabilities	7,220,499	7,368,223	7,374,462	7,359,084

Average Yield/Rate:
Investment securities	3.65%	3.90%	3.74%	3.83%
Loans	4.66%	4.54%	4.64%	4.51%
Total interest earning assets	4.56%	4.46%	4.56%	4.42%
Deposits: Interest-bearing	3.47%	2.63%	3.38%	2.41%
Total deposits	2.76%	2.06%	2.70%	1.90%
Borrowings	4.85%	4.81%	4.81%	4.69%
Long-term debt	5.48%	5.49%	5.49%	5.37%
Total interest-bearing liabilities	3.90%	3.33%	3.84%	3.02%
Net interest rate spread	0.66%	1.13%	0.73%	1.40%
Net interest margin	1.33%	1.74%	1.38%	1.96%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Investment securities	$1,155,284	$1,164,144	$1,239,093	$1,278,344	$1,356,410
Loans	7,385,970	7,454,945	7,460,650	7,465,375	7,461,220
Total interest earning assets	8,727,590	8,858,433	9,088,205	8,923,338	9,007,360
Total assets	9,138,291	9,272,131	9,502,189	9,351,866	9,433,648
Deposits: Interest-bearing	5,045,396	5,122,284	5,232,637	5,187,242	5,092,025
Deposits: Noninterest-bearing	1,283,502	1,282,447	1,319,309	1,343,043	1,430,834
Borrowings	1,950,109	2,025,415	2,074,527	1,975,536	2,051,584
Long-term debt	224,994	224,903	224,812	224,722	224,614
Total interest-bearing liabilities	7,220,499	7,372,602	7,531,976	7,387,500	7,368,223

Average Yield/Rate:
Investment securities	3.65%	3.80%	3.75%	3.94%	3.90%
Loans	4.66%	4.66%	4.60%	4.60%	4.54%
Total interest earning assets	4.56%	4.59%	4.54%	4.52%	4.46%
Deposits: Interest-bearing	3.47%	3.41%	3.27%	3.00%	2.63%
Total deposits	2.76%	2.73%	2.61%	2.39%	2.06%
Borrowings	4.85%	4.85%	4.73%	4.74%	4.81%
Long-term debt	5.48%	5.49%	5.51%	5.52%	5.49%
Total interest-bearing liabilities	3.90%	3.87%	3.74%	3.55%	3.33%
Net interest rate spread	0.66%	0.72%	0.80%	0.98%	1.13%
Net interest margin	1.33%	1.37%	1.44%	1.59%	1.74%

Results of Operations

Third Quarter of 2024 Compared to the Second Quarter of 2024

Non-core amounts: For the third quarter and second quarter of 2024 non-core items include $1.6 million and $2.4 million of merger related expenses, respectively.

Our net loss and loss before income taxes were $(7.3) million and $(9.5) million, respectively, in the third quarter of 2024, as compared to $(6.2) million and $(8.0) million, respectively, in the second quarter of 2024. The $1.5 million increase in loss before income taxes was primarily due to lower net interest income and lower noninterest income which was partially offset by a decrease in noninterest expense.

The income tax benefit realized resulted in an effective tax rate of 23.3% for the third quarter of 2024 as compared to an effective tax rate of 22.1% in the second quarter of 2024.

Our net interest income in the third quarter of 2024 was $1.1 million lower than the second quarter of 2024 due to a decrease in our net interest margin from 1.37% to 1.33% and a decrease in interest earning assets. The decrease in the net interest margin was due to a 3 basis point decrease in the yield on interest earning assets and a 3 basis point increase in the rates paid on interest-bearing liabilities. Yields on interest-earning assets decreased due to lower yields on investment securities. The increase in the rates paid on our interest-bearing liabilities was due to higher deposit costs due to a greater proportion of higher cost certificates of deposit.

There was no provision for credit losses recognized during either the third or second quarter of 2024. This reflects the stable balance of our loan portfolio, a minimal level of identified credit issues in our loan portfolio and the lack of significant expected credit issues arising in future periods.

Noninterest income in the third quarter of 2024 decreased from the second quarter of 2024 primarily due to more income realized in the second quarter of 2024 from our investments in small business investment companies.

The 3.5% decrease in noninterest expense in the third quarter of 2024, as compared to the second quarter of 2024, reflects the Company's emphasis on reducing operating expenses where possible.

Nine Months Ended September 30, 2024 Compared to Nine Months Ended September 30, 2023

Non-core amounts: For the nine months ended September 30, 2024, non-core items include $6.7 million of merger related expenses. During the nine months ended September 30, 2023, non-core items include a $39.9 million goodwill impairment charge.

Our net income (loss) and income (loss) before income taxes were $(21.0) million and $(28.1) million, respectively, in the nine months ended September 30, 2024, as compared to $(24.1) million and $(28.7) million, respectively, in the nine months ended September 30, 2023. Our core net income (loss) and core income (loss) before income taxes in the nine months ended September 30, 2024, which excludes the impact of merger related expenses and goodwill impairment charges, was $(15.8) million and $(21.4) million, as compared to $10.5 million and $11.1 million, respectively, in the nine months ended September 30, 2023. The $32.5 million decrease in core income before taxes was primarily due to lower net interest income, partially offset by an increase in noninterest income and a decrease in noninterest expense.

The income tax benefit realized in the nine months ended September 30, 2024 resulted in an effective tax rate of 25.1% as compared to an effective tax rate of 16.2% for the nine months ended September 30, 2023. Our effective tax rate in the nine months ended September 30, 2023 was significantly impacted by the goodwill impairment charge, a portion of which is not deductible for tax purposes.

Net interest income in the nine months ended September 30, 2024 decreased $41.3 million as compared to the nine months ended September 30, 2023 due primarily to a decrease in our net interest margin. Our net interest margin decreased from 1.96% in the nine months ended September 30, 2023 to 1.38% in the nine months ended September 30, 2024 due to a 82 basis point increase in the rates paid on interest-bearing liabilities which was partially offset by a 14 basis point increase in the yield on interest earning assets. Yields on interest-earning assets increased as yields on adjustable-rate loans increased due to increases in the indexes on which their pricing is based. The increase in the rates paid on our interest-bearing liabilities was due to an increase in the proportion of higher cost borrowings and a decrease in the proportion of noninterest-bearing deposits to the total balance of interest-bearing liabilities and higher deposit rates and higher borrowing rates. The increases in the rates paid on deposits were due to increases in market interest rates over the prior year and the migration of noninterest-bearing and lower cost interest-bearing accounts to higher cost certificates of deposit and money market accounts.

There was no provision for credit losses recognized during the nine months ended September 30, 2024 as compared to a $0.9 million recovery in the nine months ended September 30, 2023. These low levels of provisions for credit losses reflect the stable balance of our loan portfolio, a minimal level of identified credit issues in our loan portfolio and the lack of significant expected credit issues arising in future periods.

Noninterest income in the nine months ended September 30, 2024 increased from the nine months ended September 30, 2023 primarily due to higher levels of income realized from our investments in small business investment companies and an increase in single family gain on loan origination and sales activities which were partially offset by lower deposit fees.

The $40.1 million decrease in noninterest expense in the nine months ended September 30, 2024 as compared to the nine months ended September 30, 2023 was primarily due to a $39.9 million goodwill impairment in the nine months ended September 30, 2023, lower compensation and benefit costs and lower occupancy costs, which were partially offset by $6.7 million of merger related expenses recognized in 2024. The decrease in compensation and benefit costs was primarily due to lower staffing levels, which was partially offset by wage increases given in the nine months ended September 30, 2024. FTEs decreased from 910 in the nine months ended September 30, 2023 to 839 in the nine months ended September 30, 2024.

Financial Position

During the nine months ended September 30, 2024, our total assets decreased $191 million due primarily to a $120 million decrease in investment securities as we are not purchasing new investment securities to replace principal paydowns in our portfolio. During the nine months ended September 30, 2024 total liabilities decreased $191 million due to a $328 million decrease in deposits, partially offset by an increase in borrowings. The decrease in deposits was primarily due to a $477 million decrease in brokered certificates of deposit which was partially offset by increases in non-brokered deposits. The $151 million of additional borrowings were used to replace maturing brokered deposits.

Loans Held for Investment

(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Commercial real estate ("CRE")
Non-owner occupied CRE	$590,956	$612,937	$633,401	$641,885	$633,083
Multifamily	3,950,941	3,935,158	3,929,679	3,940,189	3,957,209
Construction/land development	535,601	530,445	575,152	565,916	566,289
Total	5,077,498	5,078,540	5,138,232	5,147,990	5,156,581
Commercial and industrial loans
Owner occupied CRE	365,138	372,452	381,943	391,285	428,253
Commercial business	345,999	376,711	387,464	359,049	385,148
Total	711,137	749,163	769,407	750,334	813,401
Consumer loans
Single family (1)	1,137,981	1,152,004	1,149,940	1,140,279	1,099,644
Home equity and other	406,638	400,343	387,150	384,301	370,875
Total	1,544,619	1,552,347	1,537,090	1,524,580	1,470,519
Total LHFI	7,333,254	7,380,050	7,444,729	7,422,904	7,440,501
Allowance for credit losses ("ACL")	(38,651)	(39,741)	(39,677)	(40,500)	(40,000)
Total LHFI less ACL	$7,294,603	$7,340,309	$7,405,052	$7,382,404	$7,400,501
(1)Includes $1.3 million at September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023 and $1.2 million at September 30, 2023 of single family loans that are carried at fair value.

Loan Roll-forward

(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Loans - beginning balance	$7,380,050	$7,444,729	$7,422,904	$7,440,501	$7,436,651
Originations and advances	279,783	282,460	287,568	297,867	329,294
Transfers (to) from loans held for sale	(378)	(520)	(273)	—	466
Payoffs, paydowns and other	(324,651)	(346,533)	(264,876)	(312,265)	(325,312)
Charge-offs and transfers to OREO	(1,550)	(86)	(594)	(3,199)	(598)
Loans - ending balance	$7,333,254	$7,380,050	$7,444,729	$7,422,904	$7,440,501

Loan Originations and Advances

(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

CRE
Non-owner occupied CRE	$9	$977	$1,146	$12,405	$2,315
Multifamily	48,960	17,495	489	1,482	44,356
Construction/land development	160,220	152,681	157,453	158,755	155,460
Total	209,189	171,153	159,088	172,642	202,131
Commercial and industrial loans
Owner occupied CRE	—	663	949	7,883	2,242
Commercial business	12,966	38,990	61,400	21,115	34,255
Total	12,966	39,653	62,349	28,998	36,497
Consumer loans
Single family (1)	15,960	33,359	31,769	62,167	57,483
Home equity and other	41,668	38,295	34,362	34,060	33,183
Total	57,628	71,654	66,131	96,227	90,666
Total loan originations and advances	$279,783	$282,460	$287,568	$297,867	$329,294
(1) Includes loans transferred from construction loans to permanent single family loans upon completion of construction of $12.9 million, $31.6 million, $30.8 million, $57.6 million and $55.1 million for the quarters ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.

Credit Quality

During the third quarter of 2024, our ratios of nonperforming assets to total assets and total loans delinquent over 30 days, including nonaccrual loans, remained at low levels. As of September 30, 2024, our ratio of nonperforming assets to total assets was 0.47% as compared to 0.42% at June 30, 2024 while our ratio of total loans delinquent over 30 days, including nonaccrual loans, to total loans was 0.69% as compared to 0.66% at June 30, 2024.

Delinquencies

	Past Due and Still Accruing
(in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

September 30, 2024
Total loans held for investment	$3,719	$1,867	$4,967	$40,320	$50,873	$7,282,381	$7,333,254
%	0.05%	0.02%	0.07%	0.55%	0.69%	99.31%	100.00%

June 30, 2024
Total loans held for investment	$3,824	$2,691	$5,459	$36,374	$48,348	$7,331,702	$7,380,050
%	0.05%	0.04%	0.08%	0.49%	0.66%	99.34%	100.00%
(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $11.0 million and $11.3 million at September 30, 2024 and June 30, 2024, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Allowance for credit losses
Beginning balance	$39,741	$39,677	$40,500	$40,000	$41,500
Provision for credit losses	104	128	242	223	(990)
Recoveries (charge-offs), net	(1,194)	(64)	(1,065)	277	(510)
Ending balance	$38,651	$39,741	$39,677	$40,500	$40,000

Allowance for unfunded commitments:
Beginning balance	$1,453	$1,581	$1,823	$1,601	$1,721
Provision for credit losses	(104)	(128)	(242)	222	(120)
Ending balance	$1,349	$1,453	$1,581	$1,823	$1,601

Provision for credit losses:
Allowance for credit losses - loans	$104	$128	$242	$223	$(990)
Allowance for unfunded commitments	(104)	(128)	(242)	222	(120)
Total	$—	$—	$—	$445	$(1,110)

Allocation of Allowance for Credit Losses by Product Type

	September 30, 2024		June 30, 2024		March 31, 2024
(in thousands)	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied CRE	$1,812	0.31%	$1,777	0.29%	$2,131	0.34%
Multifamily	15,760	0.40%	17,070	0.43%	18,947	0.48%
Construction/land development
Multifamily construction	1,389	0.88%	1,971	1.03%	1,621	0.84%
CRE construction	82	0.85%	35	0.53%	188	1.02%
Single family construction	7,187	2.29%	5,445	2.03%	5,578	2.00%
Single family construction to perm	255	0.47%	300	0.47%	435	0.51%
Total CRE	26,485	0.52%	26,598	0.52%	28,900	0.56%
Owner occupied CRE	639	0.18%	731	0.20%	836	0.22%
Commercial business	4,472	1.30%	5,595	1.49%	2,646	0.69%
Total commercial and industrial	5,111	0.72%	6,326	0.85%	3,482	0.46%
Single family	3,804	0.36%	3,844	0.36%	4,273	0.40%
Home equity and other	3,251	0.80%	2,973	0.74%	3,022	0.78%
Total consumer	7,055	0.49%	6,817	0.47%	7,295	0.51%
Total	$38,651	0.53%	$39,741	0.55%	$39,677	0.54%
(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA

Production Volumes for Sale to the Secondary Market

	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Loan originations
Single family loans	$125,964	$101,057	$76,528	$67,330	$95,917
Commercial and industrial and CRE loans	—	19,593	3,496	7,142	11,863
Loans sold
Single family loans	109,091	98,081	70,379	77,916	101,575
Commercial and industrial and CRE loans (1)	7,602	13,539	8,196	10,619	2,821
Net gain on loan origination and sale activities
Single family loans	2,779	2,718	1,986	1,844	2,267
Commercial and industrial and CRE loans (1)	(19)	318	320	264	105
Total	$2,760	$3,036	$2,306	$2,108	$2,372
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Single family servicing income, net:
Servicing fees and other	$3,776	$3,751	$3,839	$3,880	$3,852
Changes - amortization (1)	(1,669)	(1,713)	(1,428)	(1,504)	(1,564)
Net	2,107	2,038	2,411	2,376	2,288
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	(1,963)	529	618	(1,380)	785
Net gain (loss) from economic hedging (3)	1,418	(509)	(1,110)	1,089	(1,160)
Subtotal	(545)	20	(492)	(291)	(375)
Single family servicing income	1,562	2,058	1,919	2,085	1,913
Commercial loan servicing income:
Servicing fees and other	2,919	2,811	2,515	2,588	2,553
Amortization of capitalized MSRs	(1,423)	(1,459)	(1,402)	(1,415)	(1,374)
Total	1,496	1,352	1,113	1,173	1,179
Total loan servicing income	$3,058	$3,410	$3,032	$3,258	$3,092
(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)The interest income from US Treasury notes trading securities used for hedging purposes, which is included in interest income on the consolidated income statements, was $0.3 million for each of the quarters ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Single Family MSRs
Beginning balance	$73,725	$74,056	$74,249	$76,470	$76,314
Additions and amortization:
Originations	707	853	617	663	935
Changes - amortization (1)	(1,669)	(1,713)	(1,428)	(1,504)	(1,564)
Net additions and amortization	(962)	(860)	(811)	(841)	(629)
Change in fair value due to assumptions (2)	(1,963)	529	618	(1,380)	785
Ending balance	$70,800	$73,725	$74,056	$74,249	$76,470
Ratio to related loans serviced for others	1.36%	1.41%	1.40%	1.40%	1.43%

Multifamily and SBA MSRs
Beginning balance	$27,583	$28,863	$29,987	$31,141	32,477
Originations	162	179	278	261	38
Amortization	(1,423)	(1,459)	(1,402)	(1,415)	(1,374)
Ending balance	$26,322	$27,583	$28,863	$29,987	$31,141
Ratio to related loans serviced for others	1.42%	1.47%	1.52%	1.58%	1.64%
(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Deposits by Product:
Noninterest-bearing demand deposits	$1,253,582	$1,252,850	$1,311,559	$1,306,503	$1,437,057
Interest-bearing:
Interest-bearing demand deposits	315,711	332,290	330,301	344,748	352,529
Savings	239,060	246,397	256,383	261,508	284,663
Money market	1,445,639	1,502,960	1,536,341	1,622,665	1,723,924
Certificates of deposit:
Brokered deposits	741,051	948,989	921,103	1,218,008	973,314
Other	2,440,361	2,248,984	2,135,415	2,009,946	1,974,064
Total interest-bearing deposits	5,181,822	5,279,620	5,179,543	5,456,875	5,308,494
Total deposits	$6,435,404	$6,532,470	$6,491,102	$6,763,378	$6,745,551

Percent of total deposits:
Noninterest-bearing demand deposits	19.5%	19.2%	20.2%	19.3%	21.3%
Interest-bearing:
Interest-bearing demand deposits	4.9%	5.1%	5.1%	5.1%	5.2%
Savings	3.7%	3.8%	3.9%	3.9%	4.2%
Money market	22.5%	23.0%	23.7%	24.0%	25.6%
Certificates of deposit
Brokered deposits	11.5%	14.5%	14.2%	18.0%	14.4%
Other	37.9%	34.4%	32.9%	29.7%	29.3%
Total interest-bearing deposits	80.5%	80.8%	79.8%	80.7%	78.7%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes goodwill impairment charges and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; and (iii) tangible fair value per share as we believe this information provides an estimate of what the current value per share is of the Company’s net assets; (iv) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended					Nine Months Ended
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023

Core net income (loss)
Net income (loss)	$(7,282)	$(6,238)	$(7,497)	$(3,419)	$2,295	$(21,017)	$(24,089)
Adjustments (tax effected)
Merger related expenses	1,283	1,897	2,028	1,170	—	5,208	—
Goodwill impairment	—	—	—	—	—	—	34,622
Total	$(5,999)	$(4,341)	$(5,469)	$(2,249)	$2,295	$(15,809)	$10,533

Core net income (loss) per fully diluted share
Fully diluted shares	18,857,565	18,857,566	18,856,870	18,807,965	18,792,893	18,857,335	18,774,593

Computed amount	$(0.32)	$(0.23)	$(0.29)	$(0.12)	$0.12	$(0.84)	$0.56

Return on average tangible equity (annualized)
Average shareholders' equity	$531,608	$522,904	$537,627	$513,758	$535,369	$530,716	$565,200
Less: Average goodwill and other intangibles	(8,176)	(8,794)	(9,403)	(10,149)	(10,917)	(8,789)	(30,934)
Average tangible equity	$523,432	$514,110	$528,224	$503,609	$524,452	$521,927	$534,266

Core net income (loss) (per above)	(5,999)	(4,341)	(5,469)	(2,249)	2,295	(15,809)	10,533
Adjustments (tax effected)
Amortization of core deposit intangibles	488	487	488	615	614	1,463	1,687
Tangible income (loss) applicable to shareholders	$(5,511)	$(3,854)	$(4,981)	$(1,634)	$2,909	$(14,346)	$12,220

Ratio	(4.2)%	(3.0)%	(3.8)%	(1.3)%	2.2%	(3.7)%	3.1%

Efficiency ratio
Noninterest expense
Total	$49,166	$50,931	$52,164	$49,511	$49,089	$152,261	$192,361
Adjustments:
Merger related expenses	(1,645)	(2,432)	(2,600)	(1,500)	—	(6,677)	—
Goodwill impairment	—	—	—	—	—	—	(39,857)
State of Washington taxes	(438)	(463)	(452)	659	(572)	(1,353)	(1,653)
Adjusted total	$47,083	$48,036	$49,112	$48,670	$48,517	$144,231	$150,851

Total revenues
Net interest income	$28,619	$29,701	$32,151	$34,989	$38,912	90,471	131,764
Noninterest income	11,058	13,227	9,454	10,956	10,464	33,739	30,965
Adjusted total	$39,677	$42,928	$41,605	$45,945	$49,376	$124,210	$162,729

Ratio	118.7%	111.9%	118.0%	105.9%	98.3%	116.1%	92.7%

	As of or for the Quarter Ended					Nine Months Ended
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023

Return on average assets (annualized) - Core
Average Assets	$9,138,291	$9,272,131	$9,502,189	$9,351,866	$9,433,648	$9,303,598	$9,508,701
Core net income (loss) (per above)	(5,999)	(4,341)	(5,469)	(2,249)	2,295	(15,809)	10,533

Ratio	(0.26)%	(0.19)%	(0.23)%	(0.10)%	0.10%	(0.23)%	0.15%

Effective tax rate used in computations above (1)	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Tangible book value per share
Shareholders' equity	$538,315	$520,117	$527,333	$538,387	$502,487	$538,315	$502,487
Less: Intangible assets	(7,766)	(8,391)	(9,016)	(9,641)	(10,429)	(7,766)	(10,429)
Tangible shareholders' equity	$530,549	$511,726	$518,317	$528,746	$492,058	$530,549	$492,058

Common shares outstanding	18,857,565	18,857,565	18,857,566	18,810,055	18,794,030	18,857,565	18,794,030

Computed amount	$28.13	$27.14	$27.49	$28.11	$26.18	$28.13	$26.18

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$530,549	$511,726	$518,317	$528,746	$492,058	$530,549	$492,058
Tangible assets
Total assets	$9,201,285	$9,266,039	$9,455,182	$9,392,450	$9,458,751	$9,201,285	$9,458,751
Less: Intangible assets (per above)	(7,766)	(8,391)	(9,016)	(9,641)	(10,429)	(7,766)	(10,429)
Net	$9,193,519	$9,257,648	$9,446,166	$9,382,809	$9,448,322	$9,193,519	$9,448,322

Ratio	5.8%	5.5%	5.5%	5.6%	5.2%	5.8%	5.2%

(1) Effective tax rate indicated is used for all adjustments except the goodwill impairment charge as a portion of this charge was not deductible for tax purposes. Instead, a computed effective rate of 13.1% was used for the goodwill impairment charge.

	As of or for the Quarter Ended September 30, 2024
(in thousands, except share and per share data)	Carrying Value	Fair Value	Change in Value

Tangible Fair Value per Share
Tangible shareholder's equity (see above)				$530,549
Assets:
Investment securities HTM	$2,318	$2,296	$(22)
Loans held for investment	7,293,274	7,019,085	(274,189)
MSRs - multifamily and SBA	26,322	31,970	5,648
Liabilities:
Certificates of deposit	3,181,412	3,180,057	1,355
Borrowings	1,896,000	1,909,471	(13,471)
Long term debt	225,039	184,609	40,430
Total change in value				(240,249)
Deferred taxes at 24.5%				58,861
				$349,161
Shares outstanding				18,857,565
Computed amount				$18.52

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition and trends in product mixes and expected impact on costs, as well as the expected impact of decreases in short term interest rates, are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with FirstSun Capital Bancorp ("FirstSun"), (2) the ability of HomeStreet and FirstSun to obtain required governmental approvals of the Merger, (3) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, as amended on April 30, 2024, by and between HomeStreet and FirstSun, or any unexpected delay in closing the Merger, (4) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (5) the diversion of management time from core banking functions due to Merger-related issues; (6) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger, (7) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (8) changes in the interest rate environment; (9) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (10) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (11) our ability to attract and retain key members of our senior management team; (12) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (13) our ability to control operating costs and expenses; (14) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (15) the adequacy of our allowance for credit losses; (16) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (17) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (18) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (19) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (20) technological changes may be more difficult or expensive than what we anticipate; (21) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (22) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (23) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (24) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (25) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (26) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q and in our Current Reports on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.